News Release

Brooke Corporation Announces 2007 Preliminary Earnings, Discussions Regarding
Stock Purchase Alternatives and Schedule for Annual Financial Results Release and
Earnings Call

OVERLAND PARK, Kan., March 10, 2008 – Brooke Corporation (NASDAQ: BXXX) announced it will report its fourth quarter and fiscal year 2007 earnings and other financial results on Monday, March 17, 2008 at 8:30 a.m. CDT, followed by a conference call to discuss these results at 12:00 p.m. CDT. A press release will be available online at that date at the company’s Web site, www.brookeagent.com/corporation.

2007 Preliminary Revenues & Earnings: Brooke Corporation expects to report revenues for 2007 of approximately $223,000,000, an increase of 24% over 2006 revenues of $180,024,000. Despite this increase in revenues, the company expects to report 2007 net after tax earnings of approximately $2,000,000, down from $10,742,000 in the prior year. The primary reason for this decline in earnings is related to financial performance of the company’s operating subsidiaries, including the company’s specialty finance subsidiary, Aleritas Capital Corp. (a d/b/a of Brooke Credit Corporation; OTCBB: BRCR), which has been negatively impacted by the current weakness in the credit markets.

Stock Repurchase Discussions: Brooke Corporation management has presented, for consideration by the company’s board of directors, several alternatives for maximizing shareholder value, including a stock repurchase program.

Any such potential stock repurchases are expected to be funded from sales by Brooke Corporation of Aleritas stock in the latter part of 2008 or the early part of 2009 and borrowing by Brooke Corporation using Aleritas shares as collateral until shares are sold. To improve the liquidity of Aleritas stock, Brooke Corporation has assisted Aleritas with a stock exchange listing application, and Brooke Corporation’s board of directors is expected to soon approve a dividend of Aleritas stock to Brooke Corporation shareholders which will reduce Brooke Corporation ownership in Aleritas from 62% to 49%.

Earnings Call: In conjunction with the release of Brooke Corporation’s earnings, Brooke Corporation’s Chief Executive Officer, Keith Bouchey and Chief Financial Officer, Leland Orr, will host an investor and analyst conference call on Monday, March 17th at 12:00 noon CDT (1:00p.m. EDT).

The public and media are invited to listen to the call, which will be broadcast live via the Internet. The call is being webcast by Thomson/CCBN and can be accessed at Brooke Corporation’s Web site. A replay of the call will be available online for the next 12 months.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password protected event management site, StreetEvents, at www.streetevents.com.

About Brooke Corporation ... Brooke Corporation is listed on the NASDAQ Global Market under the symbol “BXXX”. Brooke Corporation owns 100% of Brooke Savings Bank, a banker agent thrift institution, 82% of Brooke Capital Corporation (AMEX: BCP), an insurance company and insurance agency, and 62% of Aleritas Capital Corp. (a d/b/a of Brooke Credit Corporation; OTCBB: BRCR), a finance company specializing in insurance lending.

Contact...Linda Rothemund, Market Street Partners, (415) 445-3236, linda@marketstreetpartners.com

E-mail Distribution...To receive electronic press alerts, visit the Brooke Corporation Media Room at http://brookecorp.mediaroom.com and subscribe to our e-mail alerts online through the Get the News link.

This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will be able to sell shares of Aleritas Capital Corp. at an acceptable price; that Aleritas will be successful in obtaining a stock exchange listing for its shares or register its shares owned by Brooke Corporation, in a timely manner or at all; that such stock exchange listing and registration, if occurring in a timely manner, together with the proposed stock dividend, will serve to achieve the Company’s goal of increasing the liquidity and salability of such shares; that the Company will achieve its short-term and long-term profitability and growth goals; of availability of funding sources; of exposure to market risks; of changes in management; and associate with the risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke’s business is provided in Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at www.sec.gov.